UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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MILLENNIA, INC. (Name of Registrant as Specified in its Charter)

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Millennia, Inc.
1700 Pacific Avenue, Suite 1880
Dallas, Texas 75201

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Millennia, Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $0.001 par value (the “Common Stock”) of Millennia, Inc. (“Millennia,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that on July 22, 2011, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation to change the name of the Company to “Bonamour Pacific, Inc.” and to increase the number of authorized shares of Common Stock (the “Proposed Amendments”).  Thereafter, on July 22, 2011, certain stockholders of the Company holding 95.3% the issued and outstanding Common Stock (the “Consenting Stockholders”), adopted a resolution by written consent approving the Proposed Amendments to the Company’s Articles of Incorporation.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Consenting Stockholders.  The Proposed Amendments will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and Consenting Stockholders.

This Information Statement is being mailed on or about July 22, 2011 to stockholders of record on July 22, 2011 (the “Record Date”).

By order of the Board of Directors

/s/ Nathan Halsey
Nathan Halsey, Sole Director, President and Chief Executive Officer

Dallas, Texas
July 22, 2011

Millennia, Inc.
1700 Pacific Avenue, Suite 1880
Dallas, Texas 75201

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about July 22, 2011 to the holders of record at the close of business on July 22, 2011 (the “Record Date”), of the Common Stock, $0.001 par value (the “Common Stock”) of Millennia, Inc., a Nevada corporation (“Millennia,” “we,” “us” or the “Company”), in connection with action taken by written consent of certain Consenting Stockholders (described below) in lieu of a meeting to approve proposed amendments (“Proposed Amendments”) to Millennia’s Articles of Incorporation (the “Articles”), changing the name of the Company to “Bonamour Pacific, Inc.” and effecting an increase in the number of authorized shares of Common Stock of the Company from 50,000,000 to 500,000,000.

Certain stockholders owning 47,662,163 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Proposed Amendments. The Consenting Stockholders held approximately 95.3% of the total issued and outstanding Common Stock of the Company on the Record Date, which was sufficient to approve the proposed action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action which may be taken at any meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is needed. Pursuant to Section 78.320 of the NRS, the votes cast favoring the action must exceed the votes opposing the action in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposed Amendments as early as possible in order to accomplish the purposes of the Company as herein described, the Company’s Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own approximately 95.3% of the shares of our outstanding Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate actions will be effective 20 days after the mailing of this Information Statement (the “20-day Period”). The 20-day Period is expected to conclude on or about August 11, 2011.

The entire cost of furnishing this Information Statement will be borne by Millennia. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE PROPOSED AMENDMENT

The shares of Common Stock are the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 50,000,000 shares of Common Stock issued and outstanding.  For the approval of the Proposed Amendments, the consent of a majority of the stockholders of the shares of Millennia Common Stock outstanding and entitled to vote at the Record Date, or 25,000,001 shares, was required for approval by written consent without a meeting.

CONSENTING STOCKHOLDERS

On July 22, 2011, the Board of Directors unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve the Proposed Amendments to the Company’s Articles to change the name of the Company to “Bonamour Pacific, Inc.” and to increase the number of authorized shares of Common Stock to 500,000,000. In connection with the adoption of this resolution, the Board of Directors elected to seek written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On July 22, 2011, the Consenting Stockholders, who collectively own 47,662,163 shares of the Company’s issued and outstanding Common Stock (representing approximately 95.3% of the issued and outstanding shares), consented in writing to the Proposed Amendments.

Section 14(c) of the Exchange Act, the Proposed Amendments to the Articles of Incorporation cannot become effective until the expiration of the 20-day Period.

The Company is not seeking any additional written consent from any stockholders and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Proposed Amendments. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all stockholders.

APPROVAL OF THE AMENDMENT OF ARTICLE I OF OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME

General

Our Board of Directors and the Consenting Stockholders have approved an amendment to our Articles of Incorporation to change our name from “Millennia, Inc.” to “Bonamour Pacific, Inc.”  The name change is being effected because our Board of Directors believes that the new name will better reflect the planned business operations the Company is expected to commence.  Management is in the process of considering a new plan of operation that would include acquiring certain assets of Bon Amour International, LLC (“Bon Amour”) and conducting operations in Asia. See “Change of Control” below for more information regarding the stock purchase agreements.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of Millennia, Inc. (the “Amendment”) attached to this Information Statement as Appendix A.

APPROVAL OF THE AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

General

Our Board of Directors has unanimously approved a proposal to amend Article IV of our Articles to increase the number of authorized shares of our Common Stock from 50 million to 500 million shares. The Consenting Stockholders have also approved this Amendment.

Each share of newly authorized common stock will have the same rights and privileges as each share of existing Common Stock.  Until an authorized share of Common Stock is issued, it is not counted in the number of shares that are outstanding, does not have a vote, and does not decrease our earnings or loss per share.  The Amendment will not affect the number of shares of preferred stock currently authorized.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of Millennia, Inc. attached to this Information Statement as Appendix A.

Reasons for Increasing the Authorized Shares of Common Stock

As of July 22, 2011, we had 50,000,000 shares of Common Stock outstanding, which represents 100% of our currently authorized shares.

The Board of Directors believes that having additional shares of Common Stock available for issuance, without the delay necessitated by a stockholders meeting, will benefit us under many circumstances by providing us with the flexibility required to consider and respond to future business opportunities and financial needs as they arise.

Except for the Additional Issuance described below in “Change of Control Transaction,” we have no current plans or arrangements regarding the issuance of these additional authorized shares in connection with any of the foregoing matters.  The issuance of any of these additional authorized shares will dilute the ownership interest of existing stockholders in the Company.  Any additional issuance of Common Stock also could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise.

None of the authorized shares of the Company Common Stock are currently subject to any preemptive rights.

The increase of the number of authorized shares of our Common Stock from 50,000,000 to 500,000,000 shares will be effected by filing the Amendment with the Secretary of State of the State of Nevada. We expect the Amendment to be filed with an effective date on or about the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about August 11, 2011.

CHANGE IN CONTROL TRANSACTION

On June 23, 2011, Pam J. Halter, Millennia, Inc. (the “Company”) and Bon Amour International, LLC (“Bon Amour”) executed a Stock Purchase Agreement (the “Halter Agreement”), pursuant to which Bon Amour purchased 6,837,837 shares of Company Common Stock from Ms. Halter.

On June 23, 2011, the Company also executed an additional Stock Purchase Agreement (the “Millennia Agreement,” which together with the Halter Agreement are herein collectively referred to as the “Purchase Agreements”) with Bon Amour, pursuant to which Bon Amour purchased an additional 11,162,163 newly issued shares of Company Common Stock for a purchase price of $220,000.

As a result of the transactions described above, Bon Amour acquired an aggregate of 18,000,000 shares, representing approximately 36% of the outstanding Common Stock of the Company. Nathan Halsey is the sole Manager, Chief Executive Officer and President of Bon Amour. Bon Amour acquired the shares of Company Common Stock under the Purchase Agreements using funds from its working capital. In connection with the transactions consummated under the Purchase Agreements (the “Transactions”), (1) Pam J. Halter, the Company’s sole officer on the date the Transactions were consummated, resigned and Nathan Halsey was appointed as the President and Chief Executive Officer of the Company, (2) Pam J. Halter, the Company’s sole director on the date the Transactions were consummated, tendered her resignation and appointed Nathan Halsey as the new sole director of the Company, which appointment became effective July 7, 2011, (3) the parties agreed that the Articles of Incorporation of the Company would be promptly amended to increase the shares of Common Stock authorized for issuance by the Company from 50,000,000 to 500,000,000 shares (the “Amendment”), (4) Pam J. Halter agreed to vote all shares held by her by written consent to approve the Amendment, (5) the parties acknowledged and agreed that upon effectiveness of the Amendment, the Company will issue and sell additional shares of Common Stock to Bon Amour in consideration of its contribution of certain assets to the Company, and upon issuance thereof, Bon Amour will obtain a controlling interest in the issued and outstanding shares of Company Common Stock (the “Additional Issuance”), and (6) Pam J. Halter agreed to vote her shares of Common Stock to elect and qualify a Board consisting of one person nominated by Bon Amour until such time as the Additional Issuance is consummated.

In furtherance of the Transactions, Pam J. Halter and Kevin B. Halter, Jr., who acquired 14,831,081 shares of Company Common Stock from Pam J. Halter, have both executed irrevocable proxies granting Nathan Halsey, individually as Bon Amour’s designee, rights to vote shares of Common Stock held by them to enforce Bon Amour’s rights under the Purchase Agreements.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Nathan Halsey, the President and Chief Executive Officer of the Company, is also the Company’s sole director.  Mr. Halsey also serves as President of Bon Amour, which holds 18,000,000 shares, or 36% of the Company’s Common Stock.  Mr. Halsey holds an irrevocable proxy on behalf of Bon Amour, to vote 29,662,163 shares of Common Stock of the Company collectively held by Kevin B. Halter, Jr. and Pam J. Halter (the “Halter Shares”). The Halter Shares represent approximately 59.3% of the outstanding shares of the Company Common Stock.  As a result, Mr. Halsey, on behalf of Bon Amour, controls approximately 95.3% of the Company’s outstanding Common Stock and can act by written consent of the stockholders of the Company on any item brought before the stockholders for a vote.

Bon Amour has an interest in seeing that the Amendment is made to the Articles of Incorporation because it intends to acquire a controlling interest in the Company’s Common Stock in consideration of its contribution of certain assets to the Company as contemplated in the Purchase Agreements executed among Bon Amour, Pam J. Halter and the Company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company had 50,000,000 shares of Common Stock issued and outstanding.  There is no other class of voting security of the Company issued or outstanding.

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock, with respect to our sole director and officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount of Beneficial Ownership	Percent of Class

Nathan W. Halsey (1)(2)(3) President and Chief Executive Officer, and Director c/o Millennia, Inc. 1700 Pacific Ave., Suite 1880 Dallas, TX 75201	Common	47,662,163	95.32%

Bon Amour International, LLC(2)(3) 1700 Pacific Ave., Suite 1880 Dallas, TX 75201	Common	47,662,163	95.32%

Kevin B. Halter, Jr.(2) 1126 Whispering Oaks Drive Desoto, TX 75115	Common	14,831,081	29.66%

Pam J. Halter(3) 1126 Whispering Oaks Drive Desoto, TX 75115	Common	14,831,082	29.66%

All Directors and Officers c/o Millennia, Inc. 1700 Pacific Ave., Suite 1880 Dallas, TX 75201	Common	47,662,163	95.32%

(1)
By virtue of his relationship with Bon Amour, as an equity holder and its sole Manager and officer, the shares of Common Stock owned by Bon Amour may be deemed indirectly beneficially owned by Mr. Halsey. Mr. Halsey disclaims beneficial ownership of such shares.

(2)
By virtue of his relationship with Bon Amour, as an equity holder and its sole Manager and officer, Mr. Halsey holds an irrevocable proxy to vote shares held by Mr. Halter on Bon Amour’s behalf as a result of the Transactions, and therefore the shares of Common Stock owned by Mr. Halter may be deemed indirectly beneficially owned by both Bon Amour and Mr. Halsey.  Bon Amour and Mr. Halsey disclaim beneficial ownership of such shares.

(3)
By virtue of his relationship with Bon Amour, as an equity holder and its sole Manager and officer, Mr. Halsey holds an irrevocable proxy to vote shares of Common Stock owned by Ms. Halter on Bon Amour’s behalf as a result of the Transactions, and therefore the shares of common stock owned by Ms. Halter may be deemed indirectly beneficially owned by both Bon Amour and Mr. Halsey.  Bon Amour and Mr. Halsey disclaim beneficial ownership of such shares.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nathan Halsey
Nathan Halsey
President and Chief Executive Officer

APPENDIX A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
MILLENNIA, INC.

Pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, Millennia, Inc., a Nevada corporation (the “Corporation”), files these Articles of Amendment to the Articles of Incorporation.

1. The name of the Corporation is Millennia, Inc.

2. Article I of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

“The name of this corporation shall be “Bonamour Pacific, Inc.”

3. Article VI of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

“The aggregate number of shares which the corporation shall have the authority to issue is Five Hundred Fifty Million (550,000,000) shares, divided into:

50,000,000 Preferred Shares, having a par value of one-tenth of a cent ($0.001) per share, and
500,000,000 Common Shares, having a par value of one-tenth of a cent ($0.001) per share.

A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A.	Common Shares. The terms of the 500,000,000 Common Shares of the corporation shall be as follows:

(1)
Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(2)	Voting Rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

B.
Preferred Shares.  Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to be issued from the total shares authorized, and such shares shall constitute a series of the Preferred Shares.  Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation.  Each share of a series shall have preferences, limitations, and relative rights identical to those of all other shares of the same series.  Except to the extent otherwise provided in the Board of Directors’ determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares.  Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares.  Also, any series of the Preferred Shares may have voting rights.”

4.           The foregoing amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

5.           The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 47,662,163 shares of Common Stock (95.32%).

Effective Date: August 11, 2011.

Millennia, Inc.

By: ______________________________________________________
Nathan Halsey
President and Chief Executive Officer